Exhibit 21.1

Subsidiaries of the Registrant

State of
Incorporation or
Name	organization
Ambar Drilling Fluids LP, LLLP	Delaware
Eastern Reservoir Services Company	Nova Scotia
International Petroleum Services Company	Pennsylvania
Lone Star Mud LP, LLLP	Delaware
Norton Drilling Company Mexico, Inc.	Delaware
Norton Drilling, L.P.	Delaware
Norton Drilling Services, Inc.	Delaware
Norton GP, L.L.C.	Delaware
Patterson (GP) LLC	Delaware
Patterson (GP2) LLC	Delaware
Patterson (LP) LLC	Delaware
Patterson Petroleum LP, LLLP	Delaware
Patterson Petroleum Trading Company LP, LLLP	Delaware
Patterson-UTI Aviation Services, LLC	Delaware
Patterson-UTI Drilling Company LP, LLLP	Delaware
Patterson-UTI Drilling Company South LP, LLLP	Delaware
Patterson-UTI Drilling Company West LP, LLLP	Delaware
Phelps Drilling Co.	Nova Scotia
Suits Drilling Company	Oklahoma
TMBR/Sharp Drilling, LLC	Delaware
Universal Well Services, Inc.	Delaware
UTI Drilling Canada, Inc.	Delaware
UTI Drilling, L.P.	Texas
UTI Management Services, L.P.	Texas
UTICO Hard Rock Boring, Inc.	Delaware
UTICO, Inc.	Delaware

Effective as of January 1, 2005, Patterson-UTI Drilling Company West LP, LLLP was merged into Patterson-UTI Drilling Company South LP, LLLP which changed its name to Patterson-UTI Drilling Company LP, LLLP.